                                  ATTACHMENT C



                                        WILMINGTON SAVINGS FUND SOCIETY, FEDERAL
                                        SAVINGS BANK 1997 STOCK OPTION PLAN
                                        IS INCORPORATED HEREIN BY REFERENCE
                                        TO THE REGISTRANT'S REGISTRATION
                                        STATEMENT ON FORM S-8 (FILE NO.
                                        333-26099) FILED WITH THE
                                        COMMISSION ON APRIL 29, 1997.


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


                                                                      Exhibit 21

                         Subsidiaries of the Registrant
                         ------------------------------

                                                                                  State or
                                                                  Percent      Other Jurisdiction
Parent Company                          Subsidiary                Owned        of Incorporation
--------------                          ----------                -----        ----------------
WSFS Financial Corporation   Wilmington Savings Fund Society,      100%        United States
                             Federal Savings Bank

Wilmington Savings Fund      Star States Development Company       100         Delaware
Society, Federal             838 Investment Group, Inc.            100         Delaware
Savings Bank                 WSFS Credit Corporation               100         Delaware
                             Community Credit Corporation          100         Delaware

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